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                                                                    Exhibit 99.4

                                 MUTUAL RELEASE

         This Mutual Release is made, this 22nd day of August, 2000, by and between WORLDWIDE WEB NETWORX CORPORATION, a Delaware corporation with its principal place of business located at 521 Fellowship Road, Suite 130, Mt. Laurel, NJ 08054 (hereinafter referred to as "Company"); and EVELYN J. COHEN (hereinafter referred to as "Cohen").

         WHEREAS, Cohen has been employed by the Company as its Director of Financial Reporting and Control;

         WHEREAS, Cohen and the Company desire to release each other as to all affairs occurring prior to the date hereof and continue their relationship to their mutual benefit.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and conclusively established, the parties agree as follows:

         1. The Company, on its own behalf and on behalf of its successors and assigns (collectively, for purposes of this Paragraph 1, the "Releasing Parties"), does hereby remise, release and forever discharge Cohen, and her heirs and personal representatives (collectively, for purposes of this Paragraph 1, the "Released Parties"), of and from any and all manner of actions and causes of action, suits, debts, dues, accounts, bonds, covenants, agreements, judgments, losses, damages, liabilities, claims and demands whatsoever in law or equity arising out of or relating, in any way, to an action or inaction by Cohen while serving as an employee of the Company, or any other matter or thing whatsoever, which, against the Released Parties, or any of them, the Releasing Parties, or any of them, ever had, now have, hereafter can, shall or may have, from the beginning of the world to the date of these presents, and hereby agrees to indemnify and hold harmless Cohen, to the fullest extent permitted by law, for any action or inaction of Cohen while serving as an employee of the Company.

         2. Cohen, on her own behalf and on behalf of her successors and assigns (collectively, for purposes of this Paragraph 2, the "Releasing Parties"), does hereby remise, release and forever discharge the Company, together with its officers, directors, employees, agents, successors and assigns (collectively, for purposes of this Paragraph 2, the "Released Parties"), of and from any and all manner of actions and causes of action, suits, debts, dues, accounts, bonds, covenants, agreements, judgments, losses, damages, liabilities, claims and demands whatsoever in law or equity arising out of or relating to the services performed by Cohen as an employee of the Company, or any other matter or thing whatsoever, which, against the Released Parties,
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                  or any of them, the Releasing Parties, or any of them, ever had, now have, hereafter can, shall or may have, from the beginning of the world to the date of these presents.

         3.       Each Party hereby acknowledges and agrees that:

                  a. This Mutual Release is the free act and deed of such party, and is made by it, after consulting with (or having the full opportunity to consult with) legal counsel, without duress or coercion; and

                  b. This Mutual Release sets forth the sole and entire agreement between Cohen and the Company with respect to the subject matter hereof and is made and given by such party without any representation, inducement, agreement, promise or undertaking by the other party altering, modifying, taking from or adding to the terms and conditions hereof.

         4. This Mutual Release shall become effective upon the execution hereof and the execution of the letter agreement to which this Mutual Release is appended as an exhibit.

         IN WITNESS WHEREOF, the parties have each duly executed this Mutual Release on the date first written above.

                                    /s/ Evelyn J. Cohen
                                    --------------------------------
                                    EVELYN J. COHEN


                                    WORLDWIDE WEB NETWORX CORPORATION


                                    By: /s/ Gerard T. Drumm
                                        ----------------------------
                                    Name:  Gerard T. Drumm
                                    Title: President